SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                   FORM 8-K/A
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               September 14, 1998



                                  CAMBIO, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                       0-19726                   94-3022377
(State or other                (Commission File          (I.R.S.  Employer
jurisdiction of                 Number)                   Identification Number)
incorporation)


              2000 Powell Street, Suite 1203, Emeryville, CA 94608 (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (510) 420-0900

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

     The Financial Statements required by this item are submitted in a separate section beginning on page F-1 of this Amendment No. 1 to Current Report on Form 8-K/A and are incoporated by reference herein.

     (b)  Pro Forma Financial Information

                                  CAMBIO, INC.
                        Pro Forma Statement of Operations
                    For the Twelve Months Ended June 30, 1998
                                   (Unaudited)
                                  In thousands

                                                                                       Cambio        Pro Forma          Pro Forma
                                                                     Cambio, Inc.   Network, Inc.  Adjustments        Consolidated
                                                                     -----------     -----------    ------------       ------------
Net sales .......................................................    $      --       $     3,355     $      --          $     3,555
Cost of goods sold ..............................................           --             1,538            --                1,538
                                                                     -----------     -----------     -----------        -----------

    Gross profit ................................................           --             1,817            --                1,817

Selling and administrative expenses .............................          1,207           4,592             514 (a)          6,313
Research and development ........................................           --             1,313            --                1,313
Interest and other (income) expense, net ........................           (140)            269             (69)(b)            (49)
                                                                                                             (11)(c)
                                                                     -----------     -----------     -----------        -----------

Loss before income taxes ........................................         (1,067)         (4,357)           (434)            (5,858)

Income taxes ....................................................           --              --              --                 --
                                                                     -----------     -----------     -----------        -----------

Net loss ........................................................    $    (1,067)    $    (4,357)           (434)       $    (5,858)
                                                                     ===========     ===========     ===========        ===========

Basic and diluted loss per common share .........................    $     (0.37)                    $     (0.35)       $     (1.43)
                                                                     ===========                     ===========         ===========

Weighted Average Common Shares Outstanding ......................      2,851,893                       1,238,842 (d)      4,090,735
                                                                     ===========                     ===========        ===========



              Notes Unaudited to Pro Forma Statements of Operations
                                  (unaudited)


     Cambio, Inc., formerly known as Meadowbrook Rehabilitation Group, Inc. (the "Company") acquired all of the outstanding common stock of Cambio Networks Inc. ("Cambio Networks") a network inventory management solutions company in September 1998 (the "Acquisition"). The purchase price was paid in 1,238,842 shares of the Company's Class A Common Stock and the assumption of certain liabilities. Goodwill $4,875,000 was recognized upon completion of the transaction.

PRO FORMA ADJUSTMENTS

Statement of Operations for the Twelve Months Ended June 30, 1998

     (a) Records the amortization of the excess of cost over net assets acquired attributable to the acquisition of Cambio Networks using an estimated life of 5 years.

     (b) Eliminates interest expense related to the outstanding indebtedness of Cambio Networks, which was retired in exchange for Cambio Networks Common Stock.

     (c) Eliminates interest expense on intercompany debt.

     (d) Increases the number of shares of Common Stock used in the per share calculation for the Common Stock issued in the Acquisition.

     The accompanying pro forma statement of operations is presented in accordance with Regulation SB Item 310(d). No pro forma balance sheet is presented as the assets and liabilities of Cambio Networks and the goodwill recognized in the Acquisition are included in the September 30, 1998 balance sheet of the Company filed on Form 10-QSB. The Company's historical results of operations include Cambio Networks from September 1998.

     The adjustments do not give effect to any potential benefits that might have been realized through the combination of operations and are not necessarily indicative of the consolidated results which would have been reported if the Acquisition had actually occurred at the beginning of the year ended June 30, 1998.

     (c)  Exhibits:

                  Exhibit 2.1*      Agreement  and  Plan of  Merger,  dated
                                    April  7,  1998,   between  the  Registrant,
                                    Cambio's majority shareholders and Cambio.

                  Exhibit 2.2* Secured Bridge Financial Note dated April 3, 1998 between the Registrant and Cambio.

                  Exhibit 99.1* Press release dated April 7, 1998 announcing the execution of the Agreement.

* Previously filed with the Company's Current Report on Form 8-K, dated April 7, 1998 and filed April 22, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CAMBIO, INC.


                                          By: /s/ Harvey Wm. Glasser, M.D.
                                          Harvey Wm. Glasser, M.D.
                                          President and Chief Executive Officer
Dated:   November 25, 1998

                            Financial Statements and
                         Report of Independent Certified
                               Public Accountants

                              CAMBIO NETWORKS, INC.

                                December 31, 1997

                                 C O N T E N T S



                                                                            Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                             3


FINANCIAL STATEMENTS

         BALANCE SHEETS                                                        4

         STATEMENTS OF OPERATIONS                                              5

         STATEMENT OF STOCKHOLDERS' DEFICIT                                    6

         STATEMENTS OF CASH FLOWS                                              7

         NOTES TO FINANCIAL STATEMENTS                                         8

               Report of Independent Certified Public Accountants









Board of Directors and Stockholders
Cambio Networks, Inc.

We have audited the accompanying balance sheet of Cambio Networks, Inc. as of December 31, 1997, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Cambio Networks, Inc., as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


Grant Thornton LLP

Seattle,  Washington
July 22, 1998, except for Note B as to which the date is September 14, 1998.



                                                        Cambio Networks, Inc.

                                                           BALANCE SHEETS



                                                               ASSETS

                                                                                      December 31,                 June 30,
                                                                                         1997                       1998
                                                                                                                 (unaudited)
CURRENT ASSETS
    Cash                                                                            $     13,028                $     14,927
    Accounts receivable, net of allowance for doubtful accounts of
       $291,967 and $238,097, respectively                                               508,983                     375,439
    Inventory (note A2)                                                                   17,316                      16,075
                                                                                     -----------                 -----------

                Total current assets                                                     539,327                     406,441

PROPERTY AND EQUIPMENT, net (notes A3 and C)                                             256,364                     198,116

OTHER ASSETS                                                                              54,818                      50,720
                                                                                     -----------                 -----------

                                                                                    $    850,509                $    655,277
                                                                                     ===========                 ===========


                                           LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Notes payable to stockholders (note D)                                          $    900,000                $  1,075,000
    Advances from Meadowbrook (note B)                                                        -                      875,000
    Notes payable to bank (note E)                                                            -                    2,000,000
    Line of credit (note E)                                                                   -                      150,000
    Cash overdraft                                                                        71,658                          -
    Accounts payable                                                                     703,455                   1,039,952
    Accrued liabilities                                                                  365,459                     385,394
    Deferred revenue (note A1)                                                           228,773                     260,939
    Other liabilities                                                                     40,388                          -
                                                                                     -----------                 ----------

               Total current liabilities                                               2,309,733                   5,786,285

NOTES PAYABLE TO BANK (note E)                                                         1,300,000                          -

COMMITMENTS AND CONTINGENCIES (notes G and H)                                                 -                           -

STOCKHOLDERS' DEFICIT (notes B, I and J)
    Preferred stock-series 1; no par value, 10,000,000 shares authorized;
       3,500,000 shares issued and outstanding
                                                                                       1,050,000                   1,050,000
    Common stock;  no par  value,  10,000,000  shares  authorized;  387,293  and
       443,653 shares issued and outstanding, respectively
                                                                                      17,546,332                  17,549,150
    Additional paid-in capital                                                         3,268,056                   3,268,056
    Accumulated deficit                                                              (24,623,612)                (26,998,214)
                                                                                     -----------                 -----------

               Total stockholders' deficit                                            (2,759,224)                 (5,131,008)
                                                                                     -----------                 -----------

                                                                                    $    850,509                $    655,277
                                                                                     ===========                 ===========





The accompanying notes are an integral part of these statements.


                                                        Cambio Networks, Inc.

                                                      STATEMENTS OF OPERATIONS





                                                           Year ended December 31,                 Six months ended June 30,
                                                          1997                 1996                1998                 1997
                                                                                                (unaudited)          (unaudited)
Net revenues (note A1)                               $ 5,515,177           $ 7,231,794          $ 1,158,993          $ 3,327,877

Cost of revenues                                       1,368,370               622,307              379,087              209,922
                                                      ----------            ----------           ----------           ----------

             Gross profit                              4,146,807             6,609,487              779,906            3,117,955

Operating expenses
    Administrative expenses                            5,806,567            12,306,672            2,368,959            3,552,164
    Research and development
       (note A4)                                       1,339,785             1,721,756              692,779              949,809
                                                      ----------            ----------           ----------           ----------

             Operating loss                           (2,999,545)           (7,418,941)          (2,281,832)          (1,384,018)

Other income (expense)
    Interest income                                        4,084                66,588                   -                    -
    Interest expense                                    (122,675)              (19,301)             (89,663)                  -
    Other expense, net                                   (56,919)              (94,010)              (3,107)               3,824
                                                      ----------            ----------           ----------           ----------

                                                        (175,510)              (46,723)             (92,770)               3,824
                                                      ----------            ----------           ----------           ----------

             NET LOSS (note F)                       $(3,175,055)          $(7,465,664)         $(2,374,602)         $(1,380,194)
                                                      ==========            ==========           ==========           ==========




The accompanying notes are an integral part of these statements.


                                      F-5




                                                        Cambio Networks, Inc.

                                                 STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                                           Total
                                                                                             Additional                stockholders'
                                            Common stock              Preferred stock          paid-in    Accumulated     equity
                                         Shares      Amount        Shares        Amount        capital      deficit      (deficit)
                                         -------   ----------    ----------    -----------   ----------   -----------   -----------
January 1, 1996                              404  $       297    27,052.748    $17,500,000  $ 3,000,000  $(13,982,893)  $ 6,517,396

Exercise of stock options                  4,878       45,910            -              -            -             -         45,910

Net loss for December 31, 1996                -            -             -              -            -     (7,465,664)   (7,465,656)
                                         -------   ----------    ----------    -----------   ----------   -----------    ----------

Balance at December 31, 1996               5,282       46,207    27,052.748     17,500,000    3,000,000   (21,448,557)     (902,350)

Conversion of preferred series A, B
    andC to common shares (note J)       379,511   17,500,000   (27,052.748)   (17,500,000)          -             -             -

Sale of preferred shares series 1
    (note J)                                  -            -      3,500.000      1,050,000           -             -      1,050,000

Re-granting of stock options
    (notes I and J)                           -            -             -              -       187,000            -        187,000

Granting of stock options (note I)            -            -             -              -        57,250            -         57,250

Issuance of stock warrants                    -            -             -              -        23,806            -         23,806

Exercise of stock options                  2,500          125            -              -            -             -            125

Net loss for the year ended
    December 31, 1997                         -            -             -              -            -     (3,175,055)   (3,175,055)
                                         -------   ----------    ----------     ----------   ----------   -----------    ----------

Balance at December 31, 1997             387,293   17,546,332     3,500.000      1,050,000    3,268,056   (24,623,612)   (2,759,224)

Exercise of stock options (unaudited)     56,360        2,818            -              -            -             -          2,818

Net loss for the six months ended
    June 30, 1998 (unaudited)                 -            -             -              -            -     (2,374,602)   (2,374,602)
                                         -------   ----------    ----------     ----------   ----------   -----------    ----------

Balance at June 30, 1998 (unaudited)     443,653  $17,549,150     3,500.000    $ 1,050,000  $ 3,268,056  $(26,998,214)  $(5,131,008)
                                         =======   ==========    ==========     ==========   ==========   ===========    ==========

The accompanying notes are an integral part of this statement.


                                                        Cambio Networks, Inc.

                                                      STATEMENTS OF CASH FLOWS


                                                                Year ended December 31,              Six months ended June 30,
Increase (Decrease) in Cash                                     1997               1996               1998              1997
                                                             ----------         ----------         ----------        ----------
Cash flows from operating activities                                                              (unaudited)        (unaudited)
   Net loss                                                 $(3,175,055)       $(7,465,664)       $(2,374,602)      $(1,380,194)
     Adjustments to reconcile net loss to net cash
       used in operating activities
         Depreciation and amortization                          269,141            334,416             72,332           127,618
         Noncash stock compensation                             268,056                 -                  -            187,000
         Loss on disposal of assets                              64,336                 -                  -              8,935
         Provision for allowance
           for doubtful accounts                               (438,914)           313,667             53,870          (116,363)
         Changes in assets and liabilities
           Accounts receivables                               2,241,677           (140,084)            79,674         1,702,077
           Inventory                                            (17,316)            10,834              1,241                -
           Prepaid expenses and other assets                    106,036            223,571              4,098           (24,865)
           Accounts payable                                  (1,025,964)         1,082,497            336,497          (781,746)
           Accrued expenses and
              other liabilities                                 (39,003)        (1,143,020)           (20,453)          (86,691)
           Deferred revenue                                    (810,719)           786,489             32,166          (566,112)
                                                             ----------         ----------         ----------        ----------

              Net cash used in
                operating activities                         (2,557,725)        (5,997,294)        (1,815,177)         (930,341)

Cash flows from investing activities
   Capital expenditures                                         (51,814)          (479,768)           (14,084)          (10,140)
                                                             -----------        -----------         ---------         ---------

              Net cash used in
                investing activities                            (51,814)          (479,768)           (14,084)          (10,140)

Cash flows from financing activities
   Cash overdraft                                                71,658                 -             (71,658)               -
   Net borrowings from line of credit                                -                  -             150,000                -
   Advances from Meadowbrook                                         -                  -             875,000                -
   Proceeds from issuance of common stock                           125             45,910              2,818                -
   Proceeds from issuance of preferred stock                  1,050,000                 -                  -          1,050,000
   Proceeds from bank notes payable                           1,300,000                 -             700,000                -
   Proceeds from issuance of
     notes payable to stockholders                              950,000            750,000            175,000                -
   Payment on notes payable to stockholders                    (800,000)                -                  -                 -
                                                             ----------         ----------          ---------         --------

              Net cash provided by
                financing activities                          2,571,783            795,910          1,831,160         1,050,000
                                                             ----------         ----------         ----------        ----------

Net increase (decrease) in cash                                 (37,756)        (5,681,152)             1,899           109,519

Cash at beginning of period                                      50,784          5,731,936             13,028            50,784
                                                             ----------         ----------         ----------        ----------

Cash at end of period                                       $    13,028        $    50,784       $     14,927       $   160,303
                                                             ==========         ==========        ===========        ==========

Supplemental disclosure of cash flow information: Cash paid during the year for:
     Interest                                               $    30,679        $    22,989        $    36,474       $    19,459
                                                             ==========         ==========         ==========        ==========


The accompanying notes are an integral part of these statements.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
             (Information as of June 30, 1998 and for the six months
                   ended June 30, 1998 and 1997 is unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cambio Networks, Inc. (the Company), a California corporation, develops and markets solutions for physical network management applications. Headquartered in Bellevue, Washington, the Company operates sales offices nationally and in the U.K.

A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows.

1.       Revenue Recognition

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants Statements of Position 97-1, Software Revenue Recognition. Revenue from products licensed to customers directly is recorded when the software has been delivered. Revenue from product sales to distributors and resellers is recorded when related products are shipped. Maintenance revenue is recognized ratably over the contract period. Provisions are recorded for returns and bad debts.

The Accounting Standards Executive Committee has issued Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2), which supersedes SOP 91-1, the former literature on software revenue recognition. This Statement will be effective beginning in fiscal year 1998. The Company believes it is substantially in compliance with the provisions of SOP 97-2, and its adoption is not expected to have a material impact on the financial position or results of operations of the Company.

2.       Inventories

Inventories are stated at the lower of cost or market; cost is determined by the first-in, first-out method.

3.       Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lesser of the period of the lease term or the estimated useful life of the assets.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
             (Information as of June 30, 1998 and for the six months
                   ended June 30, 1998 and 1997 is unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.       Research and Development Costs

All expenditures for research and development are expensed in the year incurred.
Software   development   costs  are  charged  to  expense  until   technological
feasibility of the computer software product has been established.

5.       Fair Value of Financial Instruments

Statement of Financial Accounting Standards 107, Disclosures About Fair Value of Financial Instruments, require disclosure of the estimated fair value of the Company's financial instruments. The carrying amount of the notes payable to bank approximates fair value, based on the bank's current incremental borrowing rates for similar types of borrowing arrangements. The carrying amount of the notes payable to stockholders approximates fair value.

6.       Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7.       Interim Statements

In the opinion of management, the unaudited interim financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of June 30, 1998 and the results of its operations and cash flows for the six months ended June 30, 1998 and 1997. The results of operations for the six months ended June 30, 1998 and 1997 are not necessarily indicative of the results to be expected for the full year.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
             (Information as of June 30, 1998 and for the six months
                   ended June 30, 1998 and 1997 is unaudited)



NOTE B - MANAGEMENT'S PLANS

As shown in the financial statements, the Company incurred net losses of $3,175,055 and $7,465,664 during the years ended December 31, 1997 and 1996, respectively. As of December 31, 1997, the Company's current liabilities exceeded its current assets by $1,770,406 and its total liabilities exceeded its total assets by $2,759,224. The Company's ability to continue as a going concern is contingent on the Company's ability to generate additional capital and operate at a profit.

On September 14, 1998, Meadowbrook Rehabilitation Group, Inc. (Meadowbrook), a liquidating health care company listed on the NASDAQ, acquired the Company, pursuant to an Agreement and Plan of Merger, dated as of April 3, 1998, as amended by the Agreement of Amendment, dated as of July 27, 1998 (collectively, the Agreement). Under the terms of the Agreement, the Company's shareholders received an aggregate of 1,238,842 shares of Meadowbrook's Class A Common Stock representing approximately 32.3% of the outstanding Class A and Class B Common Stock. Meadowbrook is currently in the process of liquidating its health care business and plans to use the proceeds of the liquidation for technology investments. Management believes the expected proceeds from the sale of the health care business will provide the Company with access to capital required to launch the next generation product, which the Company plans to launch in October 1998. Through July 15, 1998, the Company has received $1,100,000 in bridge loans from Meadowbrook.


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                         December 31, 1997     June 30, 1998
                                         -----------------     -------------

    Office and warehouse equipment              $2,191,302          $721,573
    Leasehold improvements                          97,747            22,677
                                                 ---------           -------
                                                 2,289,049           744,250
    Less accumulated depreciation
       and amortization                          2,032,685           546,134
                                                 ---------           -------

                                                $  256,364          $198,116
                                                 =========           =======

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
          (Information as of June 30, 1998 and for the six months ended
                      June 30, 1998 and 1997 is unaudited)



NOTE D - NOTES PAYABLE TO STOCKHOLDERS

Notes payable to stockholders consist of the following:

                                                     December 31,      June 30,
                                                        1997            1998

    Promissory notes to common  stockholders
       bearing  interest at 7% per annum,
       due on demand, collateralized by
       co-second position on all assets
       of the Company
                                                      $500,000       $  500,000

    Promissory notes to common  stockholders
       bearing  interest at 7% per annum,
       due on  demand, collateralized by
       first position on all assets of the
       Company
                                                       250,000          250,000

    Notes payable to preferred stockholders
       bearing interest at prime rate (8.5%
       at December 31, 1997) plus 2% per
       annum, due on demand, collateralized
       by co-second position on all assets
       of the Company

                                                       150,000          325,000
                                                       -------        ---------

                                                      $900,000       $1,075,000
                                                       =======        =========

The promissory notes to common stockholders provide for an automatic conversion into the Company's common stock upon the Company receiving equity financing in excess of $1,000,000.

The Company issued 295,000 common stock warrants to the preferred stockholders in connection with issuance of the notes payable, with an exercise price of $0.30 per warrant. The warrants are immediately exercisable and expire at various dates through December, 2002. At June 30, 1998, none of the warrants had been exercised.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
          (Information as of June 30, 1998 and for the six months ended
                      June 30, 1998 and 1997 is unaudited)



NOTE E - NOTES PAYABLE TO BANK

At December 31, 1997 and June 30, 1998, the Company had a note payable to a bank, bearing interest at 7% per annum. No payments on the loan are required currently. The principal and accrued interest are due on February 1, 1999. The note payable is guaranteed by the Company's preferred stockholders.

On March 16, 1998, the Company entered into a business loan agreement with a bank. Under the terms of the loan agreement, the Company can borrow up to $150,000 at prime plus 1%. The loan agreement expires on March 16, 1999 and is guaranteed by the Company's President.


NOTE F - INCOME TAXES

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, "Accounting for Income Taxes."

At December 31, 1997, a net operating loss (NOL) carryforward of approximately $2,700,000 expiring through 2012 is available to offset future taxable income. On April 17, 1997, an ownership change, as defined under Section 382 of the Internal Revenue Code, occurred. Consequently, annual utilization of the pre-change NOL to offset future taxable income will be limited. The acquisition by Meadowbrook provides for additional limitations on the use of these carryforwards.

Deferred tax assets consist of the following at December 31, 1997:

    Current
       Allowance for doubtful accounts                         $    99,000
       Accrued vacation                                             41,000
       Less valuation allowance                                   (140,000)
                                                                ----------

                                                               $        -
    Long-term
       NOL carryforwards prior to ownership change in 1997     $    36,000
       NOL carryforwards after ownership change in 1997          1,068,000
       Depreciation and amortization                                81,000
       Less valuation allowance                                 (1,185,000)
                                                                ----------

                                                               $        -

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
          (Information as of June 30, 1998 and for the six months ended
                      June 30, 1998 and 1997 is unaudited)



NOTE F - INCOME TAXES - Continued

The Company has established a valuation allowance of $1,325,000 as of December 31, 1997, due to the uncertainty of future utilization. The valuation allowance decreased by $4,475,000 during the year ended December 31, 1997, due to the
Section 382 limitations on the Company's NOL carryforwards.


NOTE G - COMMITMENTS AND CONTINGENCIES

1.       Leases

The Company leases its office and service facilities and certain equipment under noncancelable and month-to-month operating lease agreements which expire at various dates through 2002. Future minimum lease payments under these agreements follow:

                    December 31,

                        1998             $  464,000
                        1999                231,000
                        2000                201,000
                        2001                 88,000
                        2002                 16,000
                                          ---------

                                         $1,000,000

Rent expense for the years ended December 31, 1997 and 1996 approximated $1,015,000 and $1,116,000, respectively. Rent expense for the six months ended June 30, 1998 and 1997 approximated $438,241 and $552,000, respectively.

2.       Contingencies

The Company is subject to Value Added Tax in the United Kingdom and is currently in the process of finalizing the tax liability since 1995. Management believes any liability the Company may owe will not be material to the financial statements.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
          (Information as of June 30, 1998 and for the six months ended
                      June 30, 1998 and 1997 is unaudited)



NOTE G - COMMITMENTS AND CONTINGENCIES - Continued

In April 1998, an officer terminated employment with the Company. The officer's employment contract stated that if the agreement was terminated for a reason other than with cause, the officer would receive $200,000, equaling one year's salary. The Company is currently negotiating the employment settlement.


NOTE H - EMPLOYEE BENEFIT PLANS

The Company has a defined contribution savings plan (401(k)) covering substantially all employees who have completed three months of service. At the Board's discretion, the Company can matched 50% of employee contributions up to a total contribution of 3% of each employee's annual salary. There were no employer contributions in 1997 and 1996.


NOTE I - STOCK OPTION PLAN

Under the terms of the Company's 1994 Stock Option Plan (the Plan), employees, officers, directors and consultants to the Company may be granted incentive stock options or non-statutory stock options to purchase up to an authorized 1,063,073 shares of common stock. The options are generally granted at exercise prices equal to the market value of the Company's common stock on the date of the grant. The options generally vest over five years and expire ten years from date of grant.

The Company has adopted the disclosure only provisions of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). The Company applies the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related Interpretations in determining the amount of any compensation expense to be recognized from the issuance of stock options to employees. Compensation expense is generally not recognized for the Company's stock-based compensation plans when options are exercisable at the exercise price not less than the market value of the Company's stock on the date of the grant. For options with an exercise price less than fair market value, compensation expense equal to the difference between the exercise price and the fair market value is recognized at the date of grant.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
             (Information as of June 30, 1998 and for the six months
                   ended June 30, 1998 and 1997 is unaudited)



NOTE I - STOCK OPTION PLAN - Continued

Had compensation cost for options granted under the Plan been determined based on the fair value method prescribed by SFAS 123, the Company's net loss would have increased by approximately $20,000 and $0 for the years ended December 31, 1997 and 1996, respectively. The Black-Scholes option pricing model was used to estimate the fair value of options granted using the following assumptions for 1997: an expected life of 7.8 years; expected volatility of 0%, and risk-free rate of 6.0%.

A summary of the status of the Company's stock option plan as of December 31, 1997 and 1996 and June 30, 1998, and changes during the periods ending on those dates is presented below.

                                                Number of       Weighted-average
                                                  shares         exercise price

           Balance at January 1, 1996             114,734             $8.80
             Granted                               46,350              9.48
             Exercised                             (4,878)             9.41
             Forfeited                            (89,123)             8.80
                                                 --------
           Balance at December 31, 1996            67,083              9.48
             Granted                              977,000              0.05
             Exercised                             (2,500)             0.05
             Forfeited                            (67,083)             9.48
                                                 --------
           Balance at December 31, 1997           974,500              0.05
             Granted                               99,700              0.05
             Exercised                            (56,630)             0.05
             Forfeited                           (132,492)             0.05
                                                 --------

           Balance at June 30, 1998               885,078              0.05
                                                 ========

The weighted-average fair value of options granted during the years ended December 31, 1997 and 1996 was $0.27 and $9.49, respectively.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
             (Information as of June 30, 1998 and for the six months
                   ended June 30, 1998 and 1997 is unaudited)



NOTE I - STOCK OPTION PLAN - Continued

The following information applies to options outstanding at:

                                            December 31, 1997      June 30, 1998
                                            -----------------      -------------

           Options outstanding                    974,500              885,078
           Weighted average
               exercise price                     $0.05                $0.05
           Weighted average
               remaining contractual life          7.8                  7.8

           Options exercisable                    289,792              237,229
           Weighted average
               exercise price                     $0.05                $0.05

In April 1997, the Company reissued 748,000 stock options with an exercise price of $0.05 to replace all of the outstanding stock options. The reissuance provided a benefit to existing stock option holders with additional stock options and accordingly, compensation cost was recognized. Additionally, the Company granted 229,000 stock options with an exercise price of $0.05. The exercise price was less than the market value of the Company's stock on the date of the grant. Accordingly, compensation cost was recognized consistent with the method of APB 25.


NOTE J - PREFERRED AND COMMON STOCK

On April 9, 1997, the Company's stockholders approved, among other resolutions, to provide for the automatic conversion of the Company's outstanding preferred stock series A, B and C equal to the same number of shares of the Company's common stock and effect a .01402856-to-1 reverse stock split of the resulting shares of common stock. Additionally, the Company's stockholders approved to effect a .0147669-to-1 reverse stock split of the common stock of the Company (other than the common shares resulting from the conversion) and the shares subject to the Company's outstanding stock options. All references to common stock have been retroactively restated to reflect the decreased number of common shares outstanding.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
             (Information as of June 30, 1998 and for the six months
                   ended June 30, 1998 and 1997 is unaudited)



NOTE J - PREFERRED AND COMMON STOCK - Continued

The Company's stockholders also approved to have the Company enter into a Series 1 Preferred Stock Purchase Agreement with a group of outside investors (Purchasers). Under the terms of the agreement, the Company issued and sold to the Purchasers 3,500,000 shares of the Company's Preferred Stock (Series 1) at $0.30 per share.

Holders of Series 1 are entitled to receive, when and as declared by the Board of Directors, cash dividends at the rate of 8% of the "Original Issue Price," $0.30. Each holder of Series 1 is entitled to an equal number of votes of the Company's common stock into which the holder's aggregate number of shares of Series 1 are convertible.


NOTE K - MAJOR CUSTOMERS

In 1997, the Company had sales to one customer totaling approximately $764,000. The customer accounted for 13.9% of net revenues. There were no major customers with sales over 10% in 1996. For the six months ended June 30, 1998, the Company had sales to three customers totaling approximately $489,000, which accounted for 42.2% of net revenues. There were no major customers with sales over 10% for the six months ended June 30, 1997.